SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)           March 31, 1999
                                                 -------------------------------


                          PEDIATRIX MEDICAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Florida
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



                  0-26762                                65-0271219
  ------------------------------------   -------------------------------------
        (Commission File Number)           (IRS Employer Identification No.)



                              1455 North Park Drive
                          Ft. Lauderdale, Florida 33326
--------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (954) 384-0175
                                                   -----------------------------



                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         ADOPTION OF PREFERRED SHARE PURCHASE RIGHTS PLAN AND BYLAW AMENDMENTS
         ---------------------------------------------------------------------

         On March 31, 1999, the Board of Directors of Pediatrix Medical Group, Inc., (the "Company"), adopted a Preferred Share Purchase Rights Plan (the "Rights Plan") and, in connection therewith, declared a dividend distribution of one preferred share purchase right ("Right") on each outstanding share of the Company's common stock to shareholders of record at the close of business on April 9, 1999. The Board of Directors also adopted various amendments to the Company's Bylaws.

         Subject to the terms of the Rights Plan, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock (the "Preferred Shares") (or in certain circumstances, cash, property or other securities). Each Right has an initial exercise price of $150.00 for one one-thousandth of a Preferred Share (subject to adjustment). The Rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces a tender or exchange offer the consummation of which would result in ownership by a person or group of 15% or more of the common stock. Upon any such occurrence, each Right will entitle its holder (other than such person or group of affiliated or associated persons) to purchase, at the Right's then-current exercise price, a number of the Company's common shares having a market value of twice such price.

         This description of the Rights Plan is not complete and is qualified in its entirety by reference to the copy of the Rights Plan attached as Exhibit 4.1 hereto and the Press Release attached as Exhibit 99.1 hereto, which Exhibits are both incorporated herein by reference.

         Also on March 31, 1999, the Company's Board of Directors amended and restated the Company's Bylaws to provide for certain procedures and other provisions in connection with shareholder meetings, actions by written consent and other matters. These include the addition of procedures that authorize the Chairman of any shareholders' meeting to adjourn the meeting, and for the Board to have authority to postpone a shareholders' meeting by public announcement prior to the scheduled meeting date; procedures for shareholders to take action without a meeting by written consent; and a provision authorizing the Board to establish special voting and/or quorum requirements with respect to authorizations, approvals and/or determinations by the Board (or by designated directors or subgroups or committees of directors). These provisions could render more difficult or discourage an attempt to obtain control of the Company through a proxy contest or consent solicitation. This description of the Company's amended Bylaws is not complete and is qualified in its entirety by reference to the Company's Amended and Restated Bylaws attached as Exhibit 3.2 hereto and the Press Release attached as Exhibit 99.1 hereto, which Exhibits are both incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financials and Exhibits
         -------------------------------------------------------

(c)      Exhibits

      Exhibit
      Number                                   Description
-------------------- -----------------------------------------------------------
        3.1 Articles of Designation of Series A Junior Participating Preferred Stock.

        3.2          Amended and Restated Bylaws of the Registrant (as of
                     March 31, 1999).

        4.1 Rights Agreement, dated as of March 31, 1999, between the Registrant and BankBoston, N.A., as Right Agent including the form of Articles of Designations of Series A Junior Participating Preferred Stock attached as Exhibit A hereto, and the form of Rights Certificate attached as Exhibit B thereto.

       99.1 Press release, dated March 31, 1999, announcing the Registrant's adoption of Share Purchase Rights Plan and Bylaw amendments.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PEDIATRIX MEDICAL GROUP, INC.



Dated:   April 6, 1999             By:/s/ Roger J. Medel, M.D., M.B.A.
                                          -------------------------------------
                                          Roger J. Medel, M.D., M.B.A.
                                          President and Chief Executive Officer

                                INDEX TO EXHIBITS


      Exhibit
      Number                                   Description
-------------------- -----------------------------------------------------------
        3.1 Articles of Designation of Series A Junior Participating Preferred Stock.

        3.2          Amended and Restated Bylaws of the Registrant (as of
                     March 31, 1999).

        4.1 Rights Agreement, dated as of March 31, 1999, between the Registrant and BankBoston, N.A., as Right Agent including the form of Articles of Designations of Series A Junior Participating Preferred Stock attached as Exhibit A hereto, and the form of Rights Certificate attached as Exhibit B thereto.

       99.1 Press release, dated March 31, 1999, announcing the Registrant's adoption of Share Purchase Rights Plan and Bylaw amendments.